Registration No. 33- ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          LEE ENTERPRISES, INCORPORATED
              ---------------------------------------------------
              (Exact Name of Registrant Specified in its Charter)

         Delaware                                            42-0823980
- ----------------------------                             -------------------
(State or Other Jurisdiction                               (IRS Employer
of Incorporation or                                      Identification No.)
Organization)

   215 N. MAIN ST., DAVENPORT, IA                       52801
- ----------------------------------------------------------------
(Address of Principal Executive Offices)                ZIP Code

                  LEE ENTERPRISES, INCORPORATED 1996 STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                                 Larry L. Bloom
                          Vice President and Treasurer
                          Lee Enterprises, Incorporated
                               215 N. Main Street
                              Davenport, Iowa 52801
                    ----------------------------------------
                    (Name and Address of Agent for Services)

                                 (319) 383-2100
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

                              C. Dana Waterman III
                                 Lane & Waterman
                            600 Norwest Bank Building
                            220 N. Main St., Ste. 600
                            Davenport, IA 52801-1987

Approximate date of proposed commencement of sales pursuant to plan: As soon as practicable after the effective date of the registration statement.

The registration statement is 58 pages in length. The Exhibit Index is found on page 6 of the registration statement.

              As Filed with the Securities and Exchange Commission
                                On June 20, 1996

                         CALCULATION OF REGISTRATION FEE


                                        Proposed        Proposed
Title of                                Maximum         Maximum
Securities                  Amount      Offering       Aggregate      Amount of
to be                       to be       Price per      Offering     Registration
Registered                Registered1    Share2         Price            Fee
- ------------              -----------  ----------     ----------    ------------

Common Stock                 50,000    $   23.25      $1,162,500     $   400.86
($2.00 par
  value)





- --------

1 The Registration Statement also includes an indeterminable number of additional shares that may become issuable if the anti-dilution provisions of the Plan become operative.

2 Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 on the basis of the average of the high ($23 1/2) and the low ($23) prices paid for a share of Lee Enterprises, Incorporated on June 19, 1996 as reported on the New York Stock Exchange Composite Transactions Tape.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The  following   documents  are   incorporated  by  reference  in  this
registration statement:

         (a) The Company's latest Annual Report, filed pursuant to Sections 13 (a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act"), which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

         (c) The descriptions of the Company's Common Stock which are contained in the Company's registration statements filed under
               Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such descriptions.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be made a part hereof from the date of filing of such reports and documents.

                  Any statement contained in the document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extend that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         The legality of the Common Stock which may be purchased under the 1996 Stock Plan for Non-Employee Directors (the "Plan") has been passed upon by Lane & Waterman, 600 Norwest Bank Building, 220 N. Main Street, Ste. 600, Davenport, Iowa. C. D. Waterman III, a partner in said firm, is the secretary of the Company. As of June 1, 1996, attorneys in the firm of Lane & Waterman beneficially own 42,594 shares of Common Stock of the Company and 33,906 shares of Class B Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         The information required by Item 702 of Regulation S-K is incorporated by reference herein from the Company's Registration Statement on Form S-8, Part II, Item 7, No. 33-46708 filed on or about March 30, 1992.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

         (a) The undersigned Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport, State of Iowa, on the 20th day of June, 1996.

Date:  June 20, 1996                       LEE ENTERPRISES, INCORPORATED




/s/ Richard D. Gottlieb                       /s/ Larry L. Bloom
- -------------------------------               ------------------------------
Richard D. Gottlieb, President,               Larry L. Bloom, Vice-President
Chief Executive Officer, and                  of Finance, Treasurer and
Director                                      Chief Financial Officer


                                              /s/ G. C. Wahlig
                                              ------------------------------
                                              G. C. Wahlig,
                                              Principal Accounting Officer

                                  EXHIBIT INDEX


Exhibit
Number                               Exhibit
- -------                              -------

Exhibits (listed by numbers corresponding to the Exhibit Table of Item 601 in Regulation S-K)

4.    (i)         Specimens of securities being registered.  (Incorporated by reference as an Exhibit to the Company's Registration
                  Statement on Form 8-A No. 1-6227).

     (ii) The Company's Note Purchase Agreement, dated as of December 1, 1990, by and among the Company and the Purchasers named in
                  Schedule II to the Agreement. (Incorporated by reference from Exhibit 4(iv) to the Company's Registration Statement on Form S-8 No. 33-46708).

   (iii) The Company's Credit Agreement dated as of August 1, 1995 between the Company and Bank of America Illinois.

    (iv) The Company's Multiple Advance Term Loan Agreement dated as of January 16, 1996, as amended, between the Company and Firstar Bank Milwaukee, N.A.

5. Opinion of Lane & Waterman as to legality of the securities being registered.

23.  (i)          Consent of McGladrey & Pullen

    (ii)          Consent of Lane & Waterman.

24.               Power of Attorney.